Exhibit 3.1

CERTIFICATE OF INCORPORATION WHEREAS, the Certificate of Incorporation of CROSSWIND RENEWABLE ENERGY CORP. has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma. NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing . IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma . Filed in the city of Oklahoma City this 16th day of August. 2010 . :.I Secretary of State